UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 10, 2022
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 8.01 Other Events
On January 10, 2022, Upland Software, Inc. (“Upland”) issued a press release announcing the January 7, 2022, acquisition of Objectif Lune Inc., a corporation organized under the laws of Quebec (“Objectif Lune”), certain affiliated companies (the “Affiliates”) and certain holding companies associated with the Sellers (the “HoldCos” and together with Objectif Lune and the Affiliates, the “Companies”), pursuant to a Share Purchase Agreement dated January 7, 2022, by and among Upland, 9457-5032 Quebec Inc., a corporation existing under the laws of Quebec and a wholly-owned subsidiary of Upland, the Companies, those persons listed in the share purchase agreement as Sellers, and 9070-7282 Québec Inc., solely in its capacity as the representative, agent and attorney-in-fact of the Seller. In connection with this acquisition, Upland also acquired certain assets from a United States based reseller of Objectif Lune’s products.

The aggregate consideration paid for the Companies and the US reseller assets was $29.0 million in cash at closing (net of cash acquired), paid out of cash on hand, and a $5.3 million cash holdback payable in twelve months (subject to indemnification claims).

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
99.1	Press Release of Upland Software, Inc. dated January 10, 2022
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Kin Gill
Kin Gill EVP, Chief Legal Officer and and Secretary
Date: January 10, 2022